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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): October 2, 1998

                                METROCALL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        0-21924                        54-1215634
 (STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION
      OF INCORPORATION)                                                      NO.)

                  6677 RICHMOND HIGHWAY, ALEXANDRIA, VIRGINIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (703) 660-6677

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

ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS

    As reported on a Form 8-K filed with the Securities and Exchange Commission on October 2, 1998, Metrocall, Inc. ("Metrocall" or the "Company") completed its previously reported purchase of the AT&T Messaging Division ("AMD") a subsidiary of AT&T Wireless Services, Inc., on October 2, 1998, pursuant to the terms of the Stock Purchase Agreement dated June 26, 1998. The acquisition was approved by the Company's stockholders on September 29, 1998.

    The Company is amending its Form 8-K/A filed on January 27, 1999 and its Form 8-K filed on October 16, 1998 to revise the pro forma financial statements associated with its acquisition of AMD, as a result of the restatement of Metrocall's historical financial statements for the year ended December 31, 1998 and 1997.

    The Company has also included the following financial statements of AMD.

    The AT&T Wireless Services, Inc. -- Messaging Division Combined Statements of Net Assets as of December 31, 1997 and 1996; the Combined Statements of Operations and Changes in Net Assets for the years ended December 31, 1997, 1996 and 1995; the Combined Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995; and Notes to Combined Financial Statements.

    The AT&T Wireless Services, Inc. -- Messaging Division Condensed Combined Statements of Net Assets as of September 30, 1998 (Unaudited) and December 31, 1997; the Unaudited Condensed Combined Statement of Operations and Changes in Net Assets for the Nine Months Ended September 30, 1998; the Unaudited Condensed Combined Statement of Cash Flows for the Nine Months Ended September 30, 1998; and Notes to Unaudited Condensed Combined Financial Statements.

    The AT&T Wireless Services, Inc. -- Messaging Division Condensed Combined Statements of Net Assets as of June 30, 1998 (Unaudited) and December 31, 1998; the Unaudited Condensed Combined Statements of Operations and Changes in Net Assets for the Six Months Ended June 30, 1998 and 1997; the Unaudited Condensed Combined Statement of Cash Flows for the Six Months Ended June 30, 1998 and 1997; and the Notes to Unaudited Condensed Combined Financial Statements.

    No AT&T Wireless Services, Inc. -- Messaging Division Unaudited Condensed Combined Financial Statements as of and for the three months ended September 30, 1997 were prepared by AMD's former corporate parent. There were no significant or material intervening events between the period June 30, 1997, and September 30, 1997, which would have been disclosed had such statements been prepared.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a)  FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................   F-2
Combined Statements of Net Assets as of December 31, 1997
  and 1996..................................................   F-3
Combined Statements of Operations and Changes in Net Assets
  for the years ended December 31, 1997, 1996 and 1995......   F-4
Combined Statements of Cash Flows for the years ended
  December 31, 1997, 1996 and 1995..........................   F-5
Notes to Combined Financial Statements......................   F-6
Condensed Combined Statements of Net Assets as of September
  30, 1998 (Unaudited) and December 31, 1997................  F-13
Unaudited Condensed Combined Statements of Operations and
  Changes in Net Assets for the nine months ended September
  30, 1998..................................................  F-14
Unaudited Condensed Combined Statements of Cash Flows for
  the nine months ended September 30, 1998..................  F-15
Notes to Unaudited Condensed Combined Financial
  Statements................................................  F-16
Condensed Combined Statements of Net Assets as of June 30,
  1998 (Unaudited) and December 31, 1997....................  F-19
Unaudited Condensed Combined Statements of Operations and
  Changes in Net Assets for the six months ended June 30,
  1998 and 1997.............................................  F-20
Unaudited Condensed Combined Statements of Cash Flows for
  the six months ended June 30, 1998 and 1997...............  F-21
Notes to Unaudited Condensed Combined Financial
  Statements................................................  F-22
Pro Forma Condensed Combined Financial Data.................  F-26

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of AT&T Wireless
Services, Inc. -- Messaging Division:

     We have audited the accompanying combined statements of net assets of AT&T Wireless Services, Inc. -- Messaging Division (the "Company"), a business unit of AT&T Wireless Services, Inc., (as defined in Note 1) as of December 31, 1997 and 1996 and the related combined statements of operations and changes in net assets and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined net assets of the Company as of December 31, 1997 and 1996, and the combined results of their operations and changes in net assets and cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

                                                        Coopers & Lybrand L.L.P.
Seattle, Washington
February 27, 1998, except for
Note 10
as to which the date
is December 1, 1998

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

                       COMBINED STATEMENTS OF NET ASSETS
                        AS OF DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                1997       1996
                                                              --------   --------
                                     ASSETS
Current assets:
     Accounts receivable, less allowance of $1,765 and
      $1,972, respectively..................................  $ 20,023   $ 19,437
     Inventories............................................     1,933      4,409
     Prepaid expenses and other.............................       184        167
                                                              --------   --------
          Total current assets..............................    22,140     24,013
Property and equipment, net.................................    83,218     74,276
Intangible assets, net......................................     9,160      9,536
Other assets................................................        81         76
                                                              --------   --------
          Total assets......................................   114,599    107,901
                                                              --------   --------

                           LIABILITIES AND NET ASSETS
Current liabilities:
     Accounts payable and accrued expenses..................    24,421     21,116
     Unearned revenues and customer deposits................    16,825     16,719
     Note payable to affiliate..............................        --     15,000
                                                              --------   --------
          Total current liabilities.........................    41,246     52,835
Commitments and contingencies
                                                              --------   --------
          Net assets........................................  $ 73,353   $ 55,066
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

          COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                1997       1996       1995
                                                              --------   --------   --------
Sales and revenues:
     Paging service revenues................................  $165,899   $148,338   $120,949
     Equipment sales........................................    12,820     12,231     14,352
     Activation fees and other..............................     7,149      6,781      5,319
                                                              --------   --------   --------
          Total sales and revenues..........................   185,868    167,350    140,620
                                                              --------   --------   --------
Operating costs and expenses:
     Cost of paging service.................................    48,686     43,073     30,557
     Cost of equipment sales................................     8,980     10,015     11,520
     General and administrative.............................    67,184     63,928     58,852
     Sales and marketing....................................    32,317     27,847     31,569
     Depreciation and amortization..........................    40,036     39,277     34,186
     Reorganization.........................................     3,097         --         --
                                                              --------   --------   --------
          Total operating costs and expenses................   200,300    184,140    166,684
                                                              --------   --------   --------
Interest expense, affiliate.................................     1,020      1,371      1,343
                                                              --------   --------   --------
Loss before income taxes....................................    15,452     18,161     27,407
Provision for state income taxes............................       255        230        151
                                                              --------   --------   --------
Net loss....................................................    15,707     18,391     27,558
Net assets, beginning of period.............................    55,066     40,626     51,019
Conversion of note payable to affiliate.....................    15,000         --         --
Advances from AT&T Wireless Services, Inc., net.............    18,994     32,831     17,165
                                                              --------   --------   --------
Net assets, end of period...................................  $ 73,353   $ 55,066   $ 40,626
                                                              ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                1997       1996       1995
                                                              --------   --------   --------
OPERATING ACTIVITIES:
     Net loss...............................................  $(15,707)  $(18,391)  $(27,558)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
          Depreciation and amortization.....................    40,036     39,277     34,186
          Cost of pager equipment sold......................     3,819      4,097      5,064
          Non cash reorganization charge....................     1,627         --         --
          Changes in current assets and liabilities:
               Accounts receivable..........................      (586)    (3,954)      (636)
               Inventories..................................     1,796     (1,797)       293
               Prepaid expenses and other...................       (17)       179       (230)
               Accounts payable and accrued expenses........     4,497     (3,134)     4,642
               Unearned revenues and customer deposits......       106      1,643      2,858
                                                              --------   --------   --------
                    Net cash provided by operating
                      activities............................    35,571     17,920     18,619
                                                              --------   --------   --------
INVESTING ACTIVITIES:
     Purchase of property and equipment.....................   (54,565)   (50,751)   (35,784)
                                                              --------   --------   --------
                    Net cash used in investing activities...   (54,565)   (50,751)   (35,784)
                                                              --------   --------   --------
FINANCING ACTIVITIES:
     Advances from AT&T Wireless Services, Inc., net........    18,994     32,831     17,165
                                                              --------   --------   --------
                    Net cash provided by financing
                      activities............................    18,994     32,831     17,165
                                                              --------   --------   --------
Net change in cash during year..............................  $     --   $     --   $     --
                                                              ========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
     Income taxes paid......................................  $    255   $    230   $    151
     Interest paid..........................................     1,020      1,371      1,343
     Non-cash investing activities:
          Purchase of system operating equipment............     1,211        903      2,334

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND REORGANIZATION

  Description of Business

     AT&T Wireless Services, Inc. -- Messaging Division (the "Company") is a business unit of AT&T Wireless Services, Inc. ("AWS"), a wholly owned subsidiary of AT&T Corp. The Company is a provider of one-way paging and wireless messaging services on a local, regional and national basis and its core service offerings include two types of paging services: numeric and alphanumeric. The Company provides one-way paging services to both business customers and consumers and offers its customers both customer owned and maintained equipment or rental options for equipment. The Company is regionally-focused with its primary service areas located in the Northwest, West Coast, Mountain, Central and Southwest regions of the United States.

     The Federal Communications Commission ("FCC") sold several new licenses in public auctions to provide wireless services, which includes nationwide narrowband paging licenses in the Company's markets. As a result, competition in the wireless industry is continuing to evolve and the Company may experience increased competition from new products or services.

  Basis of Presentation

     The combined financial statements include the operating accounts of McCaw RCC Communications, Inc., a wholly owned subsidiary of AWS, and its wholly owned subsidiaries. The operating accounts include only those related to the one-way paging and wireless messaging services business. All material inter-entity transactions and account balances have been eliminated.

     As a business unit of AWS, the accompanying combined financial statements have been prepared from the historical financial records of AWS and reflect the assets, liabilities, revenues and expenses directly attributable to the Company, including all allocations deemed necessary by management to present the financial position, results of operations and cash flows of the Company on a stand-alone basis. The financial position, results of operations and cash flows of the Company may differ from those that may have been achieved had the Company operated as an entity independent of AWS. The allocation methodologies have been described within the respective notes to the combined financial statements and management considers the allocations to be reasonable.

     The Company has experienced substantial net losses and has had insufficient internally generated funds to cover capital and operating expenditures. The ability of the Company to achieve profitability and generate sufficient cash flows from operations to fund its investing needs depends on many factors, including the future costs of operations and technological and industry developments. Future operating results will be subject to significant business, economic, regulatory, technical and competitive uncertainties. Depending on their extent and timing, these factors, individually or in the aggregate, could have a material adverse impact on the Company's financial position, financial results or competitive position. AWS is committed to fund any working capital requirements or operational deficit of the Company through March, 1999, subject to earlier termination upon a change in control of the Company.

  Reorganization

     During March 1997, AWS announced its plan to abandon the buildout of its nationwide two-way paging network. As part of this plan, the Company closed certain facilities in Florida, New York, and Pennsylvania in 1997 that were providing one-way paging services to customers under reseller arrangements pending completion of the two-way paging network. The Company continues to serve customers in Florida, New York and Pennsylvania and maintains a limited distribution network in these states. As a result of these closures, the

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND
REORGANIZATION -- (CONTINUED)
Company recorded $1,470 in severance costs and $1,627 to write down the net book value of property and equipment and inventories which had no future utility.

     In November 1997, AT&T Corp. confirmed its plan to solicit offers for the purchase of the Company and its operations. In January 1998, and in connection with this proposed transaction, the Company entered into compensation arrangements with certain key employees that provide for cash bonuses in the event a sale is consummated. The aggregate amount of bonuses available to those employees is approximately $5,000 and payment is contingent upon the consummation of a sale agreement and continued employment through a transition period from the closing date of the sale. In the event a sale agreement is not reached by December 31, 1998 or the closing of such sale is not consummated by December 31, 1999, the compensation arrangements terminate.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Paging service revenues are comprised of air time for paging services and pager rentals and are recognized as the services are performed and ratably over the rental periods, respectively. Revenues related to prebilled services to subscribers are deferred and are included in unearned revenues.

     Sales of equipment are recorded as revenue when the goods are delivered.

  Advertising Costs

     The Company expenses direct advertising costs as incurred. Advertising and promotion expenses were $2,837, $2,710 and $2,831 for the years ended December 31, 1997, 1996 and 1995 respectively.

  Internal Use Software

     The Company expenses the cost of purchased or developed software for internal use purposes as incurred. During March 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 is effective for fiscal years ending after December 15, 1998 and requires the capitalization of the costs of certain purchased or developed software used for internal purposes. The impact of the adoption of SOP 98-1 is not expected to have a material impact on the financial position or results of operation of the Company.

  Inventories

     Inventories consist of pagers and are stated at the lower of cost or market. Cost is determined using the specific identification method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally twelve years for operating equipment, two years for pagers, and three to five years for office furniture and equipment. Leasehold improvements are amortized using the straight-line method over the term of the lease or estimated useful lives.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     The costs of normal maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized at cost. Gains or losses on the disposition of assets are included in the statement of operations at the time of disposition.

     Retired pagers are removed from property and equipment at net book value using the first-in, first-out method of accounting.

  Intangible Assets

     Intangible assets are principally comprised of FCC licensing costs and goodwill. FCC licensing costs represent direct costs to acquire paging licenses. Goodwill represents the difference between the purchase price and the estimated fair values of the identifiable net assets acquired in business combinations treated as purchases. Intangible assets are amortized over their estimated useful lives, which is generally 40 years.

     Amortization expense related to intangible assets totaled $400, $807 and $1,442 for the years ended December 31, 1997, 1996 and 1995, respectively. Accumulated amortization totaled $6,890 and $6,670 as of December 31, 1997 and 1996, respectively.

  Income Taxes

     The Company is included in the consolidated Federal and certain combined state income tax returns of AT&T Corp. and its subsidiaries. The Company also files separate state income tax returns in certain states which require income tax returns to be prepared on a separate entity basis. For financial statement purposes, the Company provides for Federal income taxes on a separate return basis, as if it were a stand alone entity. State income taxes are provided based on tax returns filed.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management of the Company will continue to evaluate the estimated useful lives of its operating equipment and intangible assets based upon changes in industry conditions.

  Concentration of Risks

     The Company currently purchases all of its significant terminal equipment from a single vendor, other system operating equipment from three vendors and its pagers from two vendors. Although there are a limited number of manufacturers of the terminals, other system operating equipment and pagers, management believes that the Company could secure reasonably similar equipment from other vendors on comparable terms. Additionally, the Company currently has one primary provider of nationwide paging services. While there are a limited number of nationwide carriers, management believes that other carriers could provide similar services on comparable terms. However, a change in vendors or reseller could cause a delay in service provisioning or possible loss of revenues, which could adversely affect operating results.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

3.  PROPERTY AND EQUIPMENT

     Property and equipment at December 31 are as follows:

                                                          1997        1996
                                                        ---------   ---------
Pagers................................................  $ 105,374   $  93,728
System operating equipment............................     57,399      52,065
Office furniture and equipment........................     22,280      20,267
Leasehold improvements and other......................      3,680       3,790
                                                        ---------   ---------
                                                          188,733     169,850
Less accumulated depreciation and amortization........   (107,862)   (100,583)
                                                        ---------   ---------
                                                           80,871      69,267
Construction in progress..............................      2,347       5,009
                                                        ---------   ---------
                                                        $  83,218   $  74,276
                                                        =========   =========

     Depreciation and amortization expense related to property and equipment totaled $39,636, $38,470 and $32,744 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Pagers are considered placed in service upon deployment to the Company's field office locations. During July 1997, the Company launched an initiative to aggregate its pager purchases and stage those pagers purchased at a central location to be available for deployment to field office locations. As of December 31, 1997, the value of pagers staged at this location aggregated approximately $6,400.

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at December 31 are as follows:

                                                             1997      1996
                                                            -------   -------
Trade accounts payable....................................  $ 6,982   $ 6,131
Employee payroll and benefits.............................    9,871     8,022
Payroll and other taxes...................................    3,940     3,391
Other operating expenses..................................    3,628     3,572
                                                            -------   -------
                                                            $24,421   $21,116
                                                            =======   =======

5.  NOTE PAYABLE TO AFFILIATE

     On January 1, 1993, the Company issued a demand note to a wholly owned subsidiary of AWS. The principal amount of $15,000 was payable on demand, with interest at an annual rate of 9% payable on a quarterly basis. The demand note was converted to a non-interest bearing intercompany payable on September 30, 1997. Interest expense related to the demand note was $1,020, $1,371 and $1,343 during the years ended December 31, 1997, 1996 and 1995, respectively.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

6.  INCOME TAXES

     Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and the tax bases of assets and liabilities given the provisions of enacted tax laws. The components of deferred income taxes at December 31 are as follows:

                                                            1997       1996
                                                          --------   --------
Deferred tax assets:
     Net operating loss carryforward....................  $ 38,223   $ 34,047
     Property and equipment.............................     3,628      1,291
     Intangible assets..................................     2,732      4,929
     Accrued expenses...................................     2,843      1,783
     Other..............................................     1,254      1,473
                                                          --------   --------
Total deferred tax assets...............................    48,680     43,523
Valuation allowance.....................................   (48,680)   (43,523)
                                                          --------   --------
Net deferred taxes......................................  $     --   $     --
                                                          ========   ========

     As of December 31, 1997 and 1996, on a separate return basis the Company had $108,175 and $94,997 of Federal net operating loss carryforwards, respectively, expiring in the years 1999 through 2012 and approximately $10,000 and $16,000 of state net operating loss carryforwards, respectively, with varying expiration dates. The benefits of the Federal net operating losses have been realized on the consolidated tax returns of AT&T Corp. and subsidiaries in previous years. Under its tax sharing arrangement, the Company will receive the benefit of the Federal net operating losses from AWS based on the Company's future taxable income on a separate return basis as long as they remain a subsidiary of AT&T Corp. The state net operating losses available to the Company upon a change in ownership are not material.

     Management estimates that realization of deferred tax assets cannot be projected at this time. Accordingly, a valuation allowance was recorded for that amount. Management will evaluate the appropriateness of the reserve in the future based upon historical and expected operating results of the Company.

     The following represents the principal differences between Federal income tax computed at the statutory rate and the Company's income tax provision for the years ended December 31:

                                                    1997      1996      1995
                                                   -------   -------   -------
Federal income tax benefit at the statutory
  rate...........................................  $(5,408)  $(6,356)  $(9,592)
State and local income tax.......................      255       230       151
Non-deductible expenses..........................      251       210       182
Increase in valuation allowance..................    5,157     6,146     9,410
                                                   -------   -------   -------
     Provision for income taxes..................  $   255   $   230   $   151
                                                   =======   =======   =======

7.  COMMITMENTS AND CONTINGENCIES

  Lease Arrangements

     The Company is committed under operating leases, principally for facilities, office space, equipment and base station sites. Certain operating leases include options for additional periods and provide for payment by the lessee of taxes, maintenance and insurance.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

7.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Future minimum lease payments required under operating leases and agreements that have an initial or remaining noncancelable lease term in excess of one year at December 31, 1997 are summarized below:

1998........................................................  $ 6,895
1999........................................................    5,245
2000........................................................    4,319
2001........................................................    3,380
2002........................................................    1,731
Thereafter..................................................      420
                                                              -------
                                                              $21,990
                                                              =======

     Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $8,642, $7,941 and $7,154, respectively.

  Contingencies

     Under certain provisions of the Telecommunications Act of 1996 (the "Act") and the FCC's regulations under the Act and other rulings, effective November 1996, the Company is no longer subject to charges for dedicated transmission facilities used to deliver local telecommunications traffic that originate on the Local Exchange Carriers (the "LECs") networks. The LECs are currently seeking to overturn the applicable FCC regulations and other rulings. Management believes that the Company has complied with the provisions of the Act and the applicable FCC regulations and other rulings, as currently in effect.

     In addition to the matter described in the preceding paragraph, the Company is subject to various proceedings, lawsuits and other claims in the ordinary course of business and also makes routine filings with the FCC and state regulatory authorities. Management believes that the resolution of any current litigation, proceedings or matters arising from such will not have a material adverse impact on the financial position, results of operations or cash flows of the Company.

8.  EMPLOYEE BENEFIT PLAN

     The Company sponsors a savings plan with AWS for the majority of its employees. The plan allows for employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. The Company will match a percentage of the employee contribution, up to certain limits. Company contributions totaled $2,717, $3,012 and $1,756 during the years ended December 31, 1997, 1996 and 1995, respectively.

9.  RELATED PARTY TRANSACTIONS

  Operating Expenses

     Operating expenses include expenses directly attributable to the Company's operations as well as an allocation of certain AWS operating expenses. As a business unit of AWS, the Company is allocated costs for certain administrative, management, and other services. The Company also has certain co-located operations and technical facilities with other business units of AWS. The allocated costs of administrative, management, and other services have been assigned to the Company based on either the ratio of the Company's employees to AWS' total operating employees or the ratio of the Company's revenues to AWS' total revenues and totaled $3,495, $2,738 and $2,719 for the years ended December 31, 1997, 1996 and 1995, respectively. The costs of

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

9. RELATED PARTY TRANSACTIONS -- (CONTINUED) co-locating certain operations and technical facilities assigned to the Company were based on either the ratio of square footage used by the Company in relation to the total leased space for operational facilities or the estimated incremental cost incurred by the AWS affiliates for technical facilities, which totaled $688, $492 and $441 for the years ended December 31, 1997, 1996 and 1995, respectively. The total allocated cost and co-location fees represent management's best estimate of the cost which should be allocated to the Company.

  Net Assets

     The intercompany balance has been classified as net assets in these combined financial statements as there is no debt instrument and no defined repayment period.

     The Company's expenditures are made out of cash concentration accounts maintained on behalf of the Company by a subsidiary of AWS to meet its capital expenditure and working capital requirements. All cash activities of the Company are managed and maintained by AWS on behalf of the Company. The resulting balance for the Company related to the above activities is reflected as an intercompany advance, which has been included in net assets.

  Paging Services Provided to AWS and AT&T Corp.

     The Company provides one-way paging and wireless messaging services to AWS and AT&T Corp. Paging service revenues from AWS and AT&T Corp. totaled approximately $6,000, $4,600 and $1,900 for the years ended December 31, 1997, 1996 and 1995, respectively.

  Transactions with AT&T Corp.

     The Company purchases equipment, including pagers and system operating equipment, from Lucent Technologies, Inc. ("Lucent"), a former subsidiary of AT&T Corp. AT&T Corp.'s ownership interest in Lucent was distributed to its shareholders on September 30, 1996. For the period from January 1, 1996 through September 30, 1996 and for the year ended December 31, 1995, the Company purchased equipment from Lucent totaling $2,236 and $2,527, respectively. The Company purchases long-distance, interconnection and other services from AT&T Corp. totaling $5,104, $4,904 and $2,299 for the years ended December 31, 1997, 1996 and 1995, respectively. Additionally, the Company paid commissions related to customer activations to AT&T Corp. totaling $1,013 and $1,378 for the years ended December 31, 1996 and 1995, respectively. Included in accounts payable and accrued expenses at December 31, 1997 and 1996 is $1,445 and $107, respectively, due to AT&T Corp. for these transactions.

10.  SUBSEQUENT EVENT

     During June 1998, AWS and AT&T Corp., entered into a stock purchase agreement for the sale of the Company to Metrocall, Inc. The sale was completed on October 2, 1998 and, as a result, the Company ceased to be a business unit of AWS.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             UNAUDITED CONDENSED COMBINED STATEMENTS OF NET ASSETS
                 AS OF SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
                                          ASSETS
Current assets:
     Accounts receivable, less allowance of $1,377 and
      $1,765, respectively..................................    $ 18,616        $ 20,023
     Inventories............................................         785           1,933
     Prepaid expenses and other.............................          93             184
                                                                --------        --------
          Total current assets..............................      19,494          22,140
Property and equipment, net.................................      73,003          83,218
Intangible assets, net of accumulated amortization of $7,129
  and $6,890, respectively..................................       8,799           9,160
Other assets................................................          64              81
                                                                --------        --------
          Total assets......................................     101,360         114,599
                                                                --------        --------

                                LIABILITIES AND NET ASSETS
Current liabilities:
     Accounts payable and accrued expenses..................      15,857          24,421
     Unearned revenues and customer deposits................      16,702          16,825
                                                                --------        --------
          Total current liabilities.........................      32,559          41,246
                                                                --------        --------
Commitments and contingencies
                                                                --------        --------
Net assets..................................................    $ 68,801        $ 73,353
                                                                ========        ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
                           AND CHANGES IN NET ASSETS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                1998
                                                              --------
Sales and revenues:
     Paging service revenues................................  $135,613
     Equipment sales........................................     5,520
     Activation fees and other..............................     7,354
                                                              --------
          Total sales and revenues..........................   148,487
                                                              --------
Operating costs and expenses:
     Cost of paging service.................................    44,484
     Cost of equipment sales................................     4,274
     General and administrative.............................    46,552
     Sales and marketing....................................    21,312
     Depreciation and amortization..........................    35,014
                                                              --------
          Total operating costs and expenses................   151,636
                                                              --------
Gain on sale of equipment, net..............................       155
                                                              --------
Loss before income taxes....................................     2,994
Provision for state income taxes............................       208
                                                              --------
Net loss....................................................     3,202
Net assets, beginning of period.............................    73,353
Repayments to AT&T Wireless Services, Inc., net.............    (1,350)
                                                              --------
Net assets, end of period...................................  $ 68,801
                                                              ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                1998
                                                              --------
OPERATING ACTIVITIES:
     Net loss...............................................  $ (3,202)
     Adjustments to reconcile net loss to net cash provided
      by operating activities:
          Depreciation and amortization.....................    35,014
          Cost of pager equipment sold......................     1,774
          Gain on sale of equipment.........................      (155)
          Changes in current assets and liabilities:
               Accounts receivable..........................     1,407
               Inventories..................................     1,148
               Prepaid expenses and other...................       108
               Accounts payable and accrued expenses........    (8,564)
               Unearned revenues and customer deposits......      (123)
                                                              --------
                    Net cash provided by operating
                   activities...............................    27,407
                                                              --------

INVESTING ACTIVITIES:
     Purchase of property and equipment.....................   (26,457)
     Proceeds from sale of equipment........................       400
                                                              --------
                    Net cash used in investing activities...   (26,057)
                                                              --------

FINANCING ACTIVITIES:
     Repayments to AT&T Wireless Services, Inc., net........    (1,350)
                                                              --------
                    Net cash used by financing activities...    (1,350)
                                                              --------
Net change in cash during the period........................  $  --
                                                              ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  Description of Business

     AT&T Wireless Services, Inc. -- Messaging Division (the "Company") is a business unit of AT&T Wireless Services, Inc. ("AWS"), a wholly owned subsidiary of AT&T Corp. The Company is a provider of one-way paging and wireless messaging services on a local, regional and national basis and its core service offerings include two types of paging services: numeric and alphanumeric. The Company provides one-way paging services to both business customers and consumers and offers its customers both customer owned and maintained equipment or rental options for equipment. The Company is regionally-focused with its primary service areas located in the Northwest, West Coast, Mountain, Central and Southwest regions of the United States.

     During June 1998, AWS and AT&T Corp., entered into a stock purchase agreement for the sale of the Company to Metrocall, Inc. The sale was completed on October 2, 1998 and, as a result, the Company ceased to be a business unit of AWS.

  Basis of Presentation

     The unaudited condensed combined financial statements include the operating accounts of McCaw RCC Communications, Inc., a wholly owned subsidiary of AWS, and its wholly owned subsidiaries. The operating accounts include only those related to the one-way paging and wireless messaging services business. All material inter-entity transactions and account balances have been eliminated.

     As a business unit of AWS, the accompanying unaudited condensed combined financial statements have been prepared from the historical financial records of AWS and reflect the assets, liabilities, revenues and expenses directly attributable to the Company, including all allocations deemed necessary by management to present the financial position, results of operations and cash flows of the Company on a stand-alone basis. The financial position, results of operations and cash flows of the Company may differ from those that may have been achieved had the Company operated as an entity independent of AWS. The allocation methodologies have been described within the respective notes to the unaudited condensed combined financial statements and management considers the allocations to be reasonable.

     The unaudited condensed combined financial statements have been prepared by the Company and contain all adjustments, consisting only of normal recurring adjustments which are, in the opinion of the Company's management, necessary to present fairly, the combined financial position of the Company as of September 30, 1998 and the combined results of its operations and its cash flows for the nine months ended September 30, 1998.

     Certain information and disclosures normally included in financial statements have been condensed or omitted. The unaudited condensed combined financial statements should be read in connection with the Company's audited combined financial statements as of and for the year ended December 31, 1997 and notes thereto.

     The Company has experienced substantial net losses and has had insufficient internally generated funds to cover capital and operating expenditures. The ability of the Company to achieve profitability and generate sufficient cash flows from operations to fund its investing needs depends on many factors, including the future costs of operations and technological and industry developments. Future operating results will be subject to significant business, economic, regulatory, technical and competitive uncertainties. Depending on their extent and timing, these factors, individually or in the aggregate, could have a material adverse impact on the Company's financial position, financial results or competitive position. AWS was committed to fund any

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

   NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION -- (CONTINUED) working capital requirements or operational deficit of the Company through August, 1999, subject to earlier termination upon a change in control of the Company. AWS terminated its funding commitment on October 2, 1998 in connection with the sale of the Company.

2.  PROPERTY AND EQUIPMENT

     Property and equipment at September 30, 1998 and December 31, 1997 are as follows:

                                                          1998        1997
                                                        ---------   ---------
Pagers................................................  $ 104,811   $ 105,374
System operating equipment............................     56,776      57,399
Office furniture and equipment........................     20,065      22,280
Leasehold improvements and other......................      3,210       3,680
                                                        ---------   ---------
                                                          184,862     188,733
Less accumulated depreciation and amortization........   (116,198)   (107,862)
                                                        ---------   ---------
                                                           68,664      80,871
Construction in progress..............................      4,339       2,347
                                                        ---------   ---------
                                                        $  73,003   $  83,218
                                                        =========   =========

     Pagers are considered placed in service upon deployment to the Company's field office locations. During 1997, the Company launched an initiative to aggregate its pager purchases and stage those pagers purchased at a central location to be available for deployment to field office locations. As of September 30, 1998 and December 31, 1997, the value of pagers staged at this location aggregated approximately $1,696 and $6,400, respectively.

3.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at September 30, 1998 and December 31, 1997 are as follows:

                                                             1998      1997
                                                            -------   -------
Trade accounts payable....................................  $ 4,148   $ 6,982
Employee payroll and benefits.............................    4,888     9,871
Payroll and other taxes...................................    4,196     3,940
Other operating expenses..................................    2,625     3,628
                                                            -------   -------
                                                            $15,857   $24,421
                                                            =======   =======

4.  INCOME TAXES

     The Company is included in the consolidated Federal and certain combined state income tax returns of AT&T Corp. and its subsidiaries. The Company also files separate state income tax returns in certain states which require income tax returns to be prepared on a separate entity basis. For financial statement purposes, the Company provides for Federal income taxes on a separate return basis, as if it were a stand alone entity. State income taxes are provided based on tax returns filed. The valuation allowance against deferred tax assets increased by approximately $1,060 for the nine months ended September 30, 1998.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

   NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

5.  RELATED PARTY TRANSACTIONS

  Net Assets

     The intercompany balance has been classified as net assets in these combined financial statements as there is no debt instrument and no defined repayment period.

     The Company's expenditures are made out of cash concentration accounts maintained on behalf of the Company by AWS to meet its capital expenditure and working capital requirements. All cash activities of the Company are managed and maintained by AWS on behalf of the Company. The resulting balance for the Company related to the above activities is reflected as an intercompany advance, which has been included in net assets.

  Operating Expenses

     Operating expenses include expenses directly attributable to the Company's operations as well as an allocation of certain AWS operating expenses. As a business unit of AWS, the Company is allocated costs for certain administrative, management, and other services. The Company also has certain co-located operations and technical facilities with other business units of AWS. The costs of administrative, management, and other services have been assigned to the Company based on either the ratio of the Company's employees to AWS' total operating employees or the ratio of the Company's revenues to AWS' total revenues and totaled $3,016 for the nine months ended September 30, 1998. The costs of co-locating certain operations and technical facilities assigned to the Company were based on either the ratio of square footage used by the Company in relation to the total leased space for operational facilities or the estimated incremental cost incurred by the AWS affiliates for technical facilities and totaled $750 for the nine months ended September 30, 1998. The total allocated cost and co-location fees represent management's best estimate of the cost which should be allocated to the Company.

     As part of AWS' centralization efforts, effective January 1, 1998, certain payroll and employee benefit functions previously managed by the Company are now managed by AWS. As a result of this centralization, certain accrued payroll and benefit liabilities previously recorded on the Company's books are reflected in the intercompany balance at September 30, 1998.

  Paging Services Provided to AWS and AT&T Corp.

     The Company provides one-way paging and wireless messaging services to AWS and AT&T Corp. Paging service revenues from AWS and AT&T Corp. totaled $4,516 for the nine months ended September 30, 1998.

  Transactions with AT&T Corp.

     The Company purchases long-distance, interconnection and other services from AT&T Corp. totaling $4,537 for the nine months ended September 30, 1998. Included in accounts payable and accrued expenses at September 30, 1998 and December 31, 1997 were $310 and $1,445 respectively, due to AT&T Corp. for these transactions.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             UNAUDITED CONDENSED COMBINED STATEMENTS OF NET ASSETS
                   AS OF JUNE 30, 1998 AND DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                              JUNE 30,   DECEMBER 31,
                                                                1998         1997
                                                              --------   ------------
                                       ASSETS
Current assets:
     Accounts receivable, less allowance of $1,224 and
      $1,765, respectively..................................  $ 18,474     $ 20,023
     Inventories............................................     1,466        1,933
     Prepaid expenses and other.............................       155          184
                                                              --------     --------
          Total current assets..............................    20,095       22,140
Property and equipment, net.................................    76,834       83,218
Intangible assets, net of accumulated amortization of $7,066
  and $6,890, respectively..................................     8,883        9,160
Other assets................................................        69           81
                                                              --------     --------
          Total assets......................................   105,881      114,599
                                                              --------     --------

                             LIABILITIES AND NET ASSETS
Current liabilities:
     Accounts payable and accrued expenses..................    17,089       24,421
     Unearned revenues and customer deposits................    17,279       16,825
                                                              --------     --------
          Total current liabilities.........................    34,368       41,246
                                                              --------     --------
Commitments and contingencies
                                                              --------     --------
Net assets..................................................  $ 71,513     $ 73,353
                                                              ========     ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
                           AND CHANGES IN NET ASSETS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1998       1997
                                                              --------   --------
Sales and revenues:
     Paging service revenues................................  $ 89,447   $ 79,765
     Equipment sales........................................     3,823      5,287
     Activation fees and other..............................     4,750      3,557
                                                              --------   --------
          Total sales and revenues..........................    98,020     88,609
                                                              --------   --------
Operating costs and expenses:
     Cost of paging service.................................    29,022     23,487
     Cost of equipment sales................................     2,824      3,708
     General and administrative.............................    31,900     32,866
     Sales and marketing....................................    14,687     16,854
     Depreciation and amortization..........................    23,428     18,584
     Reorganization.........................................        --      3,097
                                                              --------   --------
          Total operating costs and expenses................   101,861     98,596
                                                              --------   --------
Interest expense, affiliate.................................        --        681
Gain on sale of equipment, net..............................       155         --
                                                              --------   --------
Loss before income taxes....................................     3,686     10,668
                                                              --------   --------
Provision for state income taxes............................       137        124
                                                              --------   --------
Net loss....................................................     3,823     10,792
Net assets, beginning of period.............................    73,353     55,066
Advances from AT&T Wireless Services, Inc., net.............     1,983      8,741
                                                              --------   --------
Net assets, end of period...................................  $ 71,513   $ 53,015
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

             UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1998       1997
                                                              --------   --------
OPERATING ACTIVITIES:
     Net loss...............................................  $ (3,823)  $(10,792)
     Adjustments to reconcile net loss to net cash provided
      by operating activities:
          Depreciation and amortization.....................    23,428     18,584
          Cost of pager equipment sold......................     1,217      1,309
          Gain on sale of equipment.........................      (155)        --
          Non cash reorganization charge....................        --      1,627
          Changes in current assets and liabilities:
               Accounts receivable..........................     1,549        598
               Inventories..................................       467        133
               Prepaid expenses and other...................        41        (51)
               Accounts payable and accrued expenses........    (7,332)     1,342
               Unearned revenues and customer deposits......       454        331
                                                              --------   --------
                    Net cash provided by operating
                     activities.............................    15,846     13,081
                                                              --------   --------

INVESTING ACTIVITIES:
     Purchase of property and equipment.....................   (18,229)   (21,822)
     Proceeds from sale of equipment........................       400         --
                                                              --------   --------
                    Net cash used in investing activities...   (17,829)   (21,822)
                                                              --------   --------

FINANCING ACTIVITIES:
     Advances from AT&T Wireless Services, Inc., net........     1,983      8,741
                                                              --------   --------
                    Net cash provided by financing
                     activities.............................     1,983      8,741
                                                              --------   --------
Net change in cash during the period........................  $  --      $  --
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  Description of Business

     AT&T Wireless Services, Inc. -- Messaging Division (the "Company") is a business unit of AT&T Wireless Services, Inc. ("AWS"), a wholly owned subsidiary of AT&T Corp. The Company is a provider of one-way paging and wireless messaging services on a local, regional and national basis and its core service offerings include two types of paging services: numeric and alphanumeric. The Company provides one-way paging services to both business customers and consumers and offers its customers both customer owned and maintained equipment or rental options for equipment. The Company is regionally-focused with its primary service areas located in the Northwest, West Coast, Mountain, Central and Southwest regions of the United States.

  Basis of Presentation

     The unaudited condensed combined financial statements include the operating accounts of McCaw RCC Communications, Inc., a wholly owned subsidiary of AWS, and its wholly owned subsidiaries. The operating accounts include only those related to the one-way paging and wireless messaging services business. All material inter-entity transactions and account balances have been eliminated.

     As a business unit of AWS, the accompanying unaudited condensed combined financial statements have been prepared from the historical financial records of AWS and reflect the assets, liabilities, revenues and expenses directly attributable to the Company, including all allocations deemed necessary by management to present the financial position, results of operations and cash flows of the Company on a stand-alone basis. The financial position, results of operations and cash flows of the Company may differ from those that may have been achieved had the Company operated as an entity independent of AWS. The allocation methodologies have been described within the respective notes to the unaudited condensed combined financial statements and management considers the allocations to be reasonable.

     The unaudited condensed combined financial statements have been prepared by the Company and contain all adjustments, consisting only of normal recurring adjustments which are, in the opinion of the Company's management, necessary to present fairly, the combined financial position of the Company as of June 30, 1998 and the combined results of its operations and its cash flows for the six months ended June 30, 1998 and 1997.

     Certain information and disclosures normally included in financial statements have been condensed or omitted. The unaudited condensed combined financial statements should be read in connection with the Company's audited combined financial statements as of and for the year ended December 31, 1997 and notes thereto.

     The Company has experienced substantial net losses and has had insufficient internally generated funds to cover capital and operating expenditures. The ability of the Company to achieve profitability and generate sufficient cash flows from operations to fund its investing needs depends on many factors, including the future costs of operations and technological and industry developments. Future operating results will be subject to significant business, economic, regulatory, technical and competitive uncertainties. Depending on their extent and timing, these factors, individually or in the aggregate, could have a material adverse impact on the Company's financial position, financial results or competitive position. AWS is committed to fund any working capital requirements or operational deficit of the Company through August, 1999, subject to earlier termination upon a change in control of the Company.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

   NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION -- (CONTINUED)
  Reorganization

     During March 1997, AWS announced its plan to abandon the buildout of its nationwide two-way paging network. As part of this plan, the Company closed certain facilities in Florida, New York, and Pennsylvania in 1997 that were providing one-way paging services to customers under reseller arrangements pending completion of the two-way paging network. The Company continues to serve customers in Florida, New York, and Pennsylvania and maintains a limited distribution network in these states. As a result of these closures, in March 1997 the Company recorded $1,470 in severance costs and $1,627 to write down the net book value of property and equipment and inventories which had no future utility.

  Pending Sale of the Company

     During June 1998, AWS and AT&T Corp., entered into a stock purchase agreement for the sale of the Company to Metrocall, Inc. Consummation of the sale is subject to regulatory and Metrocall, Inc. shareholder approval.

2.  PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 1998 and December 31, 1997 are as follows:

                                                          1998        1997
                                                        ---------   ---------
Pagers................................................  $ 109,203   $ 105,374
System operating equipment............................     57,760      57,399
Office furniture and equipment........................     19,445      22,280
Leasehold improvements and other......................      3,210       3,680
                                                        ---------   ---------
                                                          189,618     188,733
Less accumulated depreciation and amortization........   (115,804)   (107,862)
                                                        ---------   ---------
                                                           73,814      80,871
Construction in progress..............................      3,020       2,347
                                                        ---------   ---------
                                                        $  76,834   $  83,218
                                                        =========   =========

     Pagers are considered placed in service upon deployment to the Company's field office locations. During 1997, the Company launched an initiative to aggregate its pager purchases and stage those pagers purchased at a central location to be available for deployment to field office locations. As of June 30, 1998 and December 31, 1997, the value of pagers staged at this location aggregated approximately $2,300 and $6,400, respectively.

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

   NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

3.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at June 30, 1998 and December 31, 1997 are as follows:

                                                              1998       1997
                                                            --------   --------
Trade accounts payable....................................  $ 4,132    $ 6,982
Employee payroll and benefits.............................    6,583      9,871
Payroll and other taxes...................................    3,943      3,940
Other operating expenses..................................    2,431      3,628
                                                            -------    -------
                                                            $17,089    $24,421
                                                            =======    =======

4.  NOTE PAYABLE TO AFFILIATE

     On January 1, 1993, the Company issued a demand note to a wholly-owned subsidiary of AWS. The principal amount of $15,000 was payable on demand, with interest at an annual rate of 9% payable on a quarterly basis. The demand note was converted to a non-interest bearing intercompany payable on September 30, 1997. Interest expense related to the demand note totaled $681 for the six months ended June 30, 1997.

5.  INCOME TAXES

     The Company is included in the consolidated Federal and certain combined state income tax returns of AT&T Corp. and its subsidiaries. The Company also files separate state income tax returns in certain states which require income tax returns to be prepared on a separate entity basis. For financial statement purposes, the Company provides for Federal income taxes on a separate return basis, as if it were a stand alone entity. State income taxes are provided based on tax returns filed. The valuation allowance against deferred tax assets increased by approximately $1,300 and $3,800 for the six months ended June 30, 1998 and 1997, respectively.

6.  RELATED PARTY TRANSACTIONS

  Net Assets

     The intercompany balance has been classified as net assets in these combined financial statements as there is no debt instrument and no defined repayment period.

     The Company's expenditures are made out of cash concentration accounts maintained on behalf of the Company by AWS to meet its capital expenditure and working capital requirements. All cash activities of the Company are managed and maintained by AWS on behalf of the Company. The resulting balance for the Company related to the above activities is reflected as an intercompany advance, which has been included in net assets.

  Operating Expenses

     Operating expenses include expenses directly attributable to the Company's operations as well as an allocation of certain AWS operating expenses. As a business unit of AWS, the Company is allocated costs for certain administrative, management, and other services. The Company also has certain co-located operations and technical facilities with other business units of AWS. The costs of administrative, management, and other services have been assigned to the Company based on either the ratio of the Company's employees to AWS' total operating employees or the ratio of the Company's revenues to AWS' total revenues and totaled $2,280 and $1,602 for the six months ended June 30, 1998 and 1997, respectively. The costs of co-locating certain

               AT&T WIRELESS SERVICES, INC. -- MESSAGING DIVISION
               (A BUSINESS UNIT OF AT&T WIRELESS SERVICES, INC.)

   NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

6. RELATED PARTY TRANSACTIONS -- (CONTINUED) operations and technical facilities assigned to the Company were based on either the ratio of square footage used by the Company in relation to the total leased space for operational facilities or the estimated incremental cost incurred by the AWS affiliates for technical facilities and totaled $502 and $296 for the six months ended June 30, 1998 and 1997, respectively. The total allocated cost and co-location fees represent management's best estimate of the cost which should be allocated to the Company.

     As part of AWS' centralization efforts, effective January 1, 1998, certain payroll and employee benefit functions previously managed by the Company are now managed by AWS. As a result of this centralization, approximately $1.1 million of certain accrued payroll and benefit liabilities previously recorded on the Company's books are reflected in the intercompany balance at June 30, 1998.

  Paging Services Provided to AWS and AT&T Corp.

     The Company provides one-way paging and wireless messaging services to AWS and AT&T Corp. Paging service revenues from AWS and AT&T Corp. totaled $3,055 and $3,000 for the six months ended June 30, 1998 and 1997, respectively.

  Transactions with AT&T Corp.

     The Company purchases long-distance, interconnection and other services from AT&T Corp. totaling $2,842 and $2,519 for the six months ended June 30, 1998 and 1997, respectively. Included in accounts payable and accrued expenses at June 30, 1998 and December 31, 1997 were $325 and $1,445 respectively, due to AT&T Corp. for these transactions.

(b) PRO FORMA FINANCIAL INFORMATION --

                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1997 under the heading "Pro Forma Metrocall and Page America" give effect to the acquisition of substantially all the assets of Page America Group, Inc. ("Page America") completed on July 1, 1997 (the "Page America Acquisition"); the Page America Acquisition and the sale of $200.0 million senior subordinated notes bearing interest at 9.75% on October 21, 1997 (the "Notes Offering") under the heading "Pro Forma Metrocall, Page America and Notes Offering"; the Page America Acquisition, the Notes Offering and the merger with ProNet Inc. ("ProNet") completed on December 30, 1997 ( the "ProNet Merger") under the heading "Pro Forma Metrocall"; and the Page America Acquisition, the Notes Offering, the ProNet Merger and the AMD Acquisition under the heading "Pro Forma Metrocall and AMD" as if each transaction had occurred on January 1, 1997.

     The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1998 under the heading "Pro Forma Metrocall and AMD" give effect to the AMD Acquisition as if the transaction had occurred on January 1, 1997.

     The Page America Acquisition and the ProNet Merger were each accounted for by the purchase method of accounting. The AMD Acquisition was also be accounted for by the purchase method of accounting. The purchase prices for the Pro Net Merger and the AMD Acquisition have been allocated on a preliminary basis to the assets acquired or to be acquired based upon the estimated value of such assets. The final allocation of intangible assets will be based upon appraised values of acquired assets on the closing date.

     The unaudited pro forma condensed combined financial data do not purport to represent what Metrocall's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project Metrocall's results of operations of financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management of Metrocall believes are reasonable. In the opinion of the management of Metrocall, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined data.

     Metrocall has not presented a pro forma balance sheet reflecting the AMD acquisition because the effect of such acquisition is included in the Company's Consolidated Balance Sheet as of December 31, 1998, which is included in Metrocall's Annual Report on Form 10-K, as amended.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                            HISTORICAL              AMD        PRO FORMA
                                                     ------------------------    PRO FORMA     METROCALL
                                                       METROCALL      AMD(A)    ADJUSTMENTS     AND AMD
                                                     -------------   --------   -----------    ---------
                                                     (AS RESTATED)
Service, rent and maintenance......................    $ 278,945     $142,967    $     --      $ 421,912
Product sales......................................       33,529        5,520          --         39,049
                                                       ---------     --------    --------      ---------
     Total revenues................................      312,474      148,487          --        460,961
Net book value of products sold....................      (20,941)      (4,274)     (3,000)(b)    (28,215)
                                                       ---------     --------    --------      ---------
                                                         291,533      144,213      (3,000)       432,746
                                                       ---------     --------    --------      ---------
Operating expenses:
  Service, rent and maintenance....................       73,310       44,484          --        117,794
  Selling and marketing............................       50,130       21,312          --         71,442
  General and administrative.......................       85,872       46,552          --        132,424
  Depreciation and amortization....................      158,002       35,014      18,685(c)     211,701
                                                       ---------     --------    --------      ---------
  Total operating expenses.........................      367,314      147,362      18,685        533,361
                                                       ---------     --------    --------      ---------
Loss from operations...............................      (75,781)      (3,149)    (21,685)      (100,613)
Interest expense...................................      (47,035)          --      (6,683)(d)    (53,718)
Interest and other income, net.....................          626          155          --            781
                                                       ---------     --------    --------      ---------
  Net loss before taxes............................     (122,190)      (2,994)    (28,368)      (153,552)
Income tax benefit (provision).....................       31,861         (208)     16,817(e)      48,470
                                                       ---------     --------    --------      ---------
  Net loss.........................................      (90,329)      (3,202)    (11,551)      (105,082)
Preferred dividends................................       (7,271)          --      (5,776)       (13,047)
                                                       ---------     --------    --------      ---------
  Loss attributable to common stockholders.........    $ (97,600)    $ (3,202)   $(17,327)     $(118,129)
                                                       =========     ========    ========      =========
Net loss per share attributable to common
  stockholders.....................................    $   (2.39)                              $   (2.89)
                                                       =========                               =========
Shares used in computing net loss..................       40,891                                  40,891
                                                       =========                               =========

         See accompanying notes to this unaudited pro forma statement.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                                  PRO FORMA
                                                               PAGE AMERICA                                       METROCALL,
                                                           PRO FORMA ADJUSTMENTS        PRO FORMA                    PAGE
                                    HISTORICAL           -------------------------      METROCALL                  AMERICA
                            --------------------------   OPERATIONS     OTHER PRO          AND                       AND
                                               PAGE          NOT          FORMA           PAGE       NOTES          NOTES
                              METROCALL     AMERICA(i)   ACQUIRED(f)   ADJUSTMENTS       AMERICA    OFFERING       OFFERING
                            -------------   ----------   -----------   -----------      ---------   --------      ----------
                            (AS RESTATED)
Service, rent and
 maintenance..............    $249,900       $ 8,669       $   --        $    --        $258,569         --        $258,569
Product sales.............      39,464           658           --             --          40,122         --          40,122
                              --------       -------       ------        -------        --------    -------        --------
   Total revenues.........     289,364         9,327           --             --         298,691         --         298,691
Net book value of products
 sold.....................     (29,948)         (425)          --             --         (30,373)        --         (30,373)
                              --------       -------       ------        -------        --------    -------        --------
                               259,416         8,902           --             --         268,318         --         268,318
                              --------       -------       ------        -------        --------    -------        --------
Service, rent and
 maintenance expense......      69,254         2,635           --             --          71,889         --          71,889
Selling, marketing,
 general and
 administrative...........     127,555         4,849           --             --         132,404         --         132,404
Depreciation and
 amortization.............      91,699         2,310           --          4,361(k)       98,370         --          98,370
Other.....................          --            --           --             --              --         --              --
                              --------       -------       ------        -------        --------    -------        --------
   Total operating
     expenses.............     288,508         9,794           --          4,361         302,663         --         302,663
                              --------       -------       ------        -------        --------    -------        --------
Loss from operations......     (29,092)         (892)          --         (4,361)        (34,345)        --         (34,345)
Interest and other income
 (expense)................         156          (165)          --             --              (9)        --              (9)
Interest expense..........     (36,248)       (3,046)       3,046         (1,013)(l)     (37,261)    (3,666)(n)     (40,927)
                              --------       -------       ------        -------        --------    -------        --------
   Net (loss) income
     before taxes.........     (65,184)       (4,103)       3,046         (5,374)        (71,615)    (3,666)        (75,281)
Income tax benefit
 (provision)..............       4,861           (26)          --             --           4,835         --           4,835
                              --------       -------       ------        -------        --------    -------        --------
   Net (loss) income......     (60,323)       (4,129)       3,046         (5,374)        (66,780)    (3,666)        (70,446)
Preferred dividends.......      (7,750)           --           --         (1,050)(g)      (8,800)        --          (8,800)
                              --------       -------       ------        -------        --------    -------        --------
   Loss attributable to
     common
     stockholders.........    $(68,073)      $(4,129)      $3,046        $(6,424)       $(75,580)   $(3,666)       $(79,246)
                              ========       =======       ======        =======        ========    =======        ========
Net loss per share
 attributable to common
 stockholders.............    $  (2.51)                                                 $  (2.60)                  $  (2.73)
                              ========                                                  ========                   ========
Shares used in computing
 net loss per share.......      27,087                                                    29,043                     29,043
                              ========                                                  ========                   ========


                                     PRONET
                            ------------------------                                              PRO FORMA
                            HISTORICAL    PRO FORMA    PRO FORMA                  PRO FORMA       METROCALL
                            PRONET(i)    ADJUSTMENTS   METROCALL        AMD      ADJUSTMENTS       AND AMD
                            ----------   -----------   ---------      --------   -----------      ---------

Service, rent and
 maintenance..............   $ 98,846     $     --     $ 357,415      $173,048    $     --        $ 530,463
Product sales.............     18,963           --        59,085        12,820          --           71,905
                             --------     --------     ---------      --------    --------        ---------
   Total revenues.........    117,809           --       416,500       185,868          --          602,368
Net book value of products
 sold.....................    (12,423)          --       (42,796)       (8,980)     (6,500)(j)      (58,276)
                             --------     --------     ---------      --------    --------        ---------
                              105,386           --       373,704       176,888      (6,500)         544,092
                             --------     --------     ---------      --------    --------        ---------
Service, rent and
 maintenance expense......     29,687           --       101,576        48,686          --          150,262
Selling, marketing,
 general and
 administrative...........     44,961           --       177,365        99,501          --          276,866
Depreciation and
 amortization.............     62,171       64,059(k)    224,600        40,036      29,062(k)       293,698
Other.....................      6,350           --         6,350         3,097          --            9,447
                             --------     --------     ---------      --------    --------        ---------
   Total operating
     expenses.............    143,169       64,059       509,891       191,320      29,062          730,273
                             --------     --------     ---------      --------    --------        ---------
Loss from operations......    (37,783)     (64,059)     (136,187)      (14,432)    (35,562)        (186,181)
Interest and other income
 (expense)................        340           --           331            --          --              331
Interest expense..........    (18,153)          --       (59,080)       (1,020)     (7,860)(l)      (67,960)
                             --------     --------     ---------      --------    --------        ---------
   Net (loss) income
     before taxes.........    (55,596)     (64,059)     (194,936)      (15,452)    (43,422)        (253,810)
Income tax benefit
 (provision)..............       (199)      30,270(m)     34,906          (255)     22,423(m)        57,074
                             --------     --------     ---------      --------    --------        ---------
   Net (loss) income......    (55,795)     (33,789)     (160,030)      (15,707)    (20,999)        (196,736)
Preferred dividends.......         --           --        (8,800)           --      (7,752)(h)      (16,552)
                             --------     --------     ---------      --------    --------        ---------
   Loss attributable to
     common
     stockholders.........   $(55,795)    $(33,789)    $(168,830)     $(15,707)   $(28,751)       $(213,288)
                             ========     ========     =========      ========    ========        =========
Net loss per share
 attributable to common
 stockholders.............                             $   (4.14)                                 $   (5.23)
                                                       =========                                  =========
Shares used in computing
 net loss per share.......                                40,748                                     40,748
                                                       =========                                  =========

              See accompanying notes to this unaudited statement.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS

(a)Represents the historical operating results of AMD for the nine months ended September 30, 1998.

(b)Reflects the estimated difference in the net book value of products sold based upon Metrocall's estimated useful lives of subscriber equipment of 3 years compared to AMD's useful life of 2 years.

(c)Reflects incremental depreciation and amortization based upon the allocation of depreciable and amortizable assets and useful lives of 10 years for FCC licenses, 3 years for subscriber lists and 5 years for noncompete agreements, offset by the difference in useful lives of subscriber equipment described in note(b) above.

(d)Represents the estimated incremental increase in interest expense at an average rate of approximately 8.1% per year under the Metrocall credit facility that would have been incurred assuming the AMD acquisition was completed on January 1, 1998.

(e)Represents the tax benefits resulting from the amortization of acquired intangibles in connection with the AMD acquisition assuming an effective tax rate of approximately 40%.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

(f) Reflects interest expense on debt of Page America not assumed in the Page America Acquisition.

(g) Reflects the payment of dividends in the form of additional shares related to 1,500 shares of Series B Junior Convertible Preferred Stock having a stated value of $15.0 million and an annual dividend rate of 14% per year issued in connection with the Page America Acquisition.

(h) Reflects the issuance of 9,500 shares of Series C Preferred with a stated value of $95.0 million and an annual dividend rate of 8% in connection with the AMD Acquisition.

(i) Historical financial statements for Page America and ProNet are through July 1, 1997 and December 30, 1997, respectively, which are the dates the respective acquisitions were completed.

(j) Reflects the estimated difference in the net book value of products sold based upon Metrocall's estimated useful lives of subscriber equipment of 3 years, compared to AMD's useful life of 2 years.

(k) Reflects incremental depreciation and amortization based upon the preliminary allocation of depreciable and amortizable assets and assumed useful lives of 10 years for FCC licenses, 3 years for subscriber lists, 5 years for noncompete agreements and 10 years for goodwill, offset for the estimated differences in useful lives of subscriber equipment.

     Fair values assigned to intangibles in the Page America Acquisition and the ProNet Merger were as follows (in thousands):

                                                  PAGE
                                                 AMERICA    PRONET      AMD
                                                 -------   --------   --------
     FCC licenses..............................  $29,759   $ 71,475   $ 45,385
     Subscriber lists..........................   29,533    205,582    162,428
     Noncompete agreements.....................       --         --     17,833
     Goodwill..................................       --     50,516         --
                                                 -------   --------   --------
                                                 $59,292   $327,573   $225,646
                                                 =======   ========   ========

(l) Represents the estimated incremental increase in interest expense at an average rate of approximately 8.1% per year under the Metrocall Credit Facility that would have been incurred assuming the Page America and the AMD Acquisition were completed January 1, 1997.

(m) Represents the tax benefit resulting from the amortization of acquired intangibles in connection with the ProNet Merger and the AMD Acquisition assuming an effective tax rate of 40%.

(n) Reflects the estimated incremental increase to interest expense of $3.7 million as a result of the Notes Offering as if it had been completed at January 1, 1997 including the amortization of deferred debt offering costs associated with the Notes Offering. The net proceeds of the Notes Offering of approximately $193 million were used to repay amounts outstanding under the Company's existing credit facility.

(c) EXHIBITS

EXHIBIT                           DESCRIPTION
-------                           -----------
  23      Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          METROCALL, INC.

                                          By:     /s/ VINCENT D. KELLY
                                            ------------------------------------
                                                      Vincent D. Kelly
                                                Chief Financial Officer and
                                                          Treasurer

Date: July 2, 1999

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  23      Consent of PricewaterhouseCoopers LLP